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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 21, 2004
                                                           -------------



                               NAVARRE CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          MINNESOTA                    0-22982                   41-1704319
          ---------                    -------                   ----------
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

                   7400 49TH AVENUE NORTH, NEW HOPE, MN 55428
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (763) 535-8333






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ITEM 5.  OTHER INFORMATION.

On June 21, 2004, the Company announced that it has finalized an amendment and restatement of its Credit Agreement with GE Commercial Finance. Under the terms of the amended and restated agreement a new $10 million revolving credit facility has been established for use by the Company in connection with equity or asset-based acquisitions. The revised agreement also permits the Company to utilize up to $10 million of the existing $40 million revolving credit facility for such acquisitions. Previously, this $40 million facility was restricted for use only in connection with the Company's working capital needs. In addition, the agreement has been extended to December 2007.


In addition, the Company also announced that its subsidiary, Encore Software Inc., has now assumed management of the total United States retail channel in connection with the previously-announced co-publishing arrangement with Riverdeep, Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired

         Not Applicable

(b)      Pro Forma Financial Information

         Not Applicable

(c)      Exhibits

         99.1 Release to announce the establishment of acquisition credit facility with GE Capital.






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                                    SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            NAVARRE CORPORATION


                                            By: /s/ Eric H. Paulson
                                                --------------------------------
                                                Eric H. Paulson
                                                Chairman of the Board, President
                                                and Chief Executive Officer


Dated:   June 21, 2004





                                  EXHIBIT INDEX


     Exhibit No. 99(1) Release to announce the establishment of acquisition credit facility with GE Capital.





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